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                                                                 Exhibit 10.5(a)

              AMENDMENT TO ASSET PURCHASE AGREEMENT DATED 27/11/03

DATED: 7 January 2004

BETWEEN:

            Point Match Ltd. company organized and existing under the laws of Israel (company number 51-287406-6), having its principal place of business at Raul Wallenberg 2, Tel Aviv, Israel ("SELLER"), and

            MatchNet (Israel) Ltd., a company organized and existing under the laws of Israel (company number 51-3458273), having its principal place of business at 22 Maskit St., Hertzella 45733 Israel ("PURCHASER").

            Together, Seller and Purchaser are "PARTIES" and each is a "PARTY."

WHEREAS

A. The Parties have entered into an Asset Purchase Agreement dated 27 November 2003 (the "APA"); and

B. The Parties wish to amend the APA with respect to certain matters as set forth below.

NOW THEREFORE, the parties hereby agree as follows:

1.    The Amendments

      The parties agree that the APA will be amended as follows:

      1.1 Section 1.4 will be amended and will read as follows: "Closing Date" means the 16th January, 2004.

      1.2   Section 6.3 will be cancelled and deleted.

      1.3   Section 3.3 will be added which will read as follows:

            The Escrow amount together with any interest accrued on it will be transferred by the Escrow Agents to the Seller on the 7th of January, 2004. The Escrow Agents will transfer out of the Escrow Amount an amount of 125,000USD, which will be paid directly to Bank Ozar Hachyal against a confirmation, which is mentioned in section
            6.5 to the APA. The Parties shall sign an instruction letter to the Escrow Agent which reflects the aforementioned actions with respect to the Escrow Amount in the form attached hereto as EXHIBIT A.

      1.4 Section 5 will be amended by adding the words: "On the Closing Date" before the sentence which begins with the words "The Purchaser shall reimburse Seller".

      1.5 Section 6 will be amended by replacing the figure "12:00" with the figure "09:00".

2.    Completion of Due Diligence Examination.

      The Purchaser hereby confirms that taking into account the changes made to the APA under this Amendment and the changes to the USA APA the due diligence examination conducted pursuant to Section 9 of the APA was completed to its satisfaction.

3.    Database

      3.1 The parties will sign and escrow letter agreement according to which the Seller will deliver Adv. Eitan Shmueli, acting as an escrow agent for the benefit of both parties, a CD which contains a copy of the Database (as defined in the APA) (the "ESCROWED CD"), in the form attached hereto as EXHIBIT B (the "CD ESCROW LETTER").

      3.2 For the avoidance of doubt, in the event the Escrowed CD will be returned to the Seller According to the CD Escrow Letter, Purchase shall not be entitled to the return of the Escrow Amount solely by the virtue of such event.

      3.3 The delivery of the Escrowed CD will not relieve the Seller from its obligation to deliver to The Purchaser a CD with the Data Base under section 6.2 of the of the APA.

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4.    Validity of the APA

      4.1 All other stipulations of the APA will remain valid and in full force and effect.

      4.2 In case of contradiction between the stipulations of this Addendum and the APA the stipulation of this Amendment will prevail

5.    Miscellaneous

      5.1 This Amendment is made in accordance with the terms and provisions of Section 21 to the APA

      5.2 Sections 21 - 29 to the APA will apply to this Amendment mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date hereof.

POINT MATCH LTD.:                          MATCHNET (ISRAEL) LTD:

By:  /s/ Nadav Palti and Zion Madmon       By:    /s/ Joe Shapira
    ---------------------------------          ---------------------------------

Name: Nadav Palti and Zion Madmon          Name: Joe Shapira

Title: Chairman, CEO                       Title: Chariman

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                                    EXHIBIT A

7 January 2004

To:              Adv. Erez Aharoni, Adv. And/or Adv. Shy Baranov
                 52A Hayarkon Street
                 Tel Aviv, Israel

Dear Sirs,

RE: LETTER OF INSTRUCTIONS

Reference is hereby made to a certain escrow letter dated November 27, 2003 signed by Point Match Ltd. and MatchNet (Israel) Ltd. (the "ESCROW AGREEMENT") which appoints you as an Escrow Agent (as such term is defined in the Escrow Agreement).

1. The undersigned hereby irrevocably instruct you as follows:

Notwithstanding Section 6.1 to the Escrow Agreement, to pay the Escrowed Assets (as such term defined in the Escrow Agreement, i.e. US$2, 000,000 and any interest accrued thereon) as follows:

1.1 An amount of US$125,000 to account no. 37889, under the name of Point Match Ltd., branch no. 354, Ramat Hahayal, at Bank Otzar Hahayal.

1.2 The balance of the Escrowed Assets to Point Match Ltd. According to its instructions.

2. Upon the release of the Escrowed Assets as instructed above, Section 6.4 to the Escrow Agreement shall apply.

3. This letter of instructions is made pursuant to Section 9 to the Escrow Agreement.

Yours faithfully,

 MATCHNET (ISRAEL) LTD.                 POINT MATCH LTD.

   By:                                  By: ______________________________
       ---------------------------      Nadav Palti, Chairma
   Joe Shapira, CEO                     Zion Madmon, CEO

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                                    EXHIBIT B

7 January 2003

To:   Adv. Eitan Shmueli
      33 Jabotinski Street
      Raman Gan, Israel

Dear Sir,

ASSET PURCHASE AGREEMENT - Point Match Ltd. and MatchNet (Israel) Ltd. - Escrow Letter

This letter refers to an Asset Purchase Agreement dated November 27, 2003 by and among Point Match Ltd. and MatchNet (Israel) Ltd. (the "APA") and relates to a copy of the Database which should be delivered to the Purchaser pursuant to
Section 6.6 to the APA. Words defined in the APA shall have the same meaning in this letter unless the context otherwise requires.

1. The Seller and the Purchaser have agreed that notwithstanding Section 6.6 to the APA, the Seller will deliver a CD which contains the copy of the Database ("ESCROWED CD") to you, as an escrow agent, to be held in escrow for the benefit of the Seller and the Purchaser pursuant to the instructions below. This letter sets out the instructions to you as escrow agent ("ESCROW AGENT") in relation to the Escrowed CD.

2. You shall not use the Escrowed CD or any part of its content in any manner whatsoever, including but not limited to any transfer of the Escrowed CD or any part of its content to any third party (including the Purchaser).

3. You shall use best reasonable efforts to keep the Escrowed CD and all information it contains in complete confidence.

4.    You shall release the Escrowed CD as follows:

4.1 To Purchaser, on The Closing upon the receipt of a notice signed by Purchaser and Seller stating that the Closing of the transaction described in the APA has occurred.

4.2 To Seller, two (2) business day after receiving a letter from the Seller stating that the Closing has failed or the date due for the Closing has elapsed and the Closing was not executed subject that you have not received a letter from the Purchaser stating that you are not allowed to transfer the Escrowed CD to the Seller.

4.3 If you have received the letter mentioned under section 4.2 from the Purchaser under no circumstances, unless directed to by written instructions executed by the Seller and the Purchaser, or ordered by a court of competent jurisdiction, you shall transfer the Escrowed CD to Seller.

5. This letter may be modified or amended only with the prior written consent of the Purchaser and the Seller which modification or amendment shall take effect accordingly.

6. Any notice required to be given by you shall be in writing and effective when delivered by messenger, or sent by registered or certified mail, or facsimile transmission, to the Purchaser or Seller (as appropriate) at its address for service as specified in the APA or such other address as such person may have furnished to you and to the other party in writing. Any notice sent or delivered other than by registered or certified mail shall also be sent by registered or certified mail.

7. This letter and its validity, construction and performance shall be governed by the laws of Israel, and the parties irrevocably submit to the exclusive jurisdiction of

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      the Israeli courts for the area of Tel Aviv-Yafo and shall be binding upon you and the Purchaser and the Seller and your and their respective legal representatives, successors and permitted assigns. Please sign and return the copy of this letter in acknowledgement and acceptance of its terms.

    Yours faithfully

MATCHNET (ISRAEL) LTD.                           POINT MATCH LTD.

  By:                                            By: ___________________________
      -------------------------                          Nadav Palti, Chairma
       Joe Shapira, Chairman                             Zion Madmon, CEO

I accept appointment upon the terms of the above letter.

                                        EITAN SHMUELI - LAW OFFICES

By: ___________________________
Eitan Shmueli, Adv.

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